Exhibit 99.1
Ranpak Holdings Corp. Reports Second Quarter 2020 Financial Results

•	Protective Packaging considered an essential industry in all Ranpak areas of operation

•	Packaging System placement up 9.2% year over year to nearly 110,000 machines

•	Net revenue increased 16.8% year over year and 13.2% year over year on a constant currency basis

•	Net loss of $8.5 million compared to combined net loss of $31.4 million and Adjusted EBITDA of $19.0 million (which represents approximately a 28.0% margin) is up 13.1%, or $2.2 million year over year
CONCORD TOWNSHIP, Ohio, July 30, 2020 - Ranpak Holdings Corp (NYSE: PACK) (“Ranpak” or “the Company”), a leading provider of environmentally sustainable, systems-based, product protection solutions for e-commerce and industrial supply chains, today reported its second quarter 2020 financial results.
Omar Asali, Chairman and Chief Executive Officer, commented, “The Ranpak team delivered an outstanding performance in the second quarter and adapted well to a rapidly changing and challenging operating environment. Net revenue of $67.8 million increased 13.2% year over year on a constant currency basis compared to pro forma net revenue of $59.9 million in the second quarter of 2019 driven by strength in Europe / APAC as those economies re-opened and e-Commerce activity remained elevated. Adjusted EBITDA of $19.0 million increased 13.1% from $16.8 million pro forma Adjusted EBITDA in the prior year driven by higher sales and lower input costs, offset somewhat by increased investments in personnel relative to the second quarter of 2019.”
“We are proud of the fact we continue to be a reliable supplier to our customers and are utilizing new ways to remain engaged to ensure all of their needs are being met. I am very pleased with our results in the second quarter and believe we are well positioned to continue the momentum in the second half of the year and beyond to achieve our growth objectives. Similar to the Global Financial Crisis, I believe this environment has highlighted the quality of our model and unique combination of growth opportunities coupled with strong defensive characteristics in times of economic stress.”
“I would like to thank all of our employees, customers, distribution partners, and suppliers, whose focus and resolve have been critical to achieving Ranpak’s excellent performance throughout the ongoing coronavirus pandemic. Ranpak will continue its disciplined approach to health and safety measures to ensure the wellness of all of our employees and so we can continue to serve our customers uninterrupted.”
Second Quarter 2020 Highlights

•	Packaging systems placement increased 9.2% year over year, to nearly 110,000 machines as of June 30, 2020

•	Net revenue, on a combined basis, increased 16.8% and 13.2% adjusting for constant currency(1)

•	Net loss of $8.5 million and Adjusted EBITDA(2) of $19.0 million for the three months ended June 30, 2020 is up 13.1%
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(1) Successor periods presented contain the results and financial position of the Company subsequent to the Ranpak Business Combination. Predecessor periods presented contain the results and financial position of the Predecessor company prior to the Ranpak Business Combination. Such periods are defined as follows: June 3, 2019 to June 30, 2019 (“June 2019 Successor Period”), 2019 Predecessor Period April 1, 2019 through June 2, 2019 (“Second Quarter 2019 Predecessor Period”), and 2019 Predecessor Period January 1, 2019 through June 2, 2019 (“1H 2019 Predecessor Period”).
(2) Adjusted EBITDA is a non-GAAP financial measure. Please refer to “Presentation of Combined and Pro Forma Measures and Reconciliation of U.S. GAAP to Non-GAAP Measures” in this press release for an explanation and reconciliations of this non-GAAP financial measure.

Net revenue for the three months ended June 30, 2020 was $66.1 million. Net revenue for the June 2019 Successor Period was $16.3 million, and $40.3 million in the Second Quarter 2019 Predecessor Period, for a combined $56.6 million in the three month period ended June 30, 2019. Net revenue increased $9.5 million or 16.8% as a result of an increase in the volume of Ranpak’s paper consumable products of approximately 19.3 pp and an increase of approximately 6.5 pp in sales of automated box sizing equipment, partially offset by a decrease in the price of Ranpak's paper consumable products which contributed a 7.6 pp decrease in sales. Net revenue was positively impacted by increases in wrapping, void-fill, and automation, partially offset by decreases in cushioning. Cushioning decreased $1.2 million, or 4.3%, to $26.6 million from $27.8 million, void-fill increased $4.5 million, or 18.1%, to $29.4 million from $24.9 million, wrapping increased $2.6 million, or 48.1%, to $8.0 million from $5.4 million, while other sales increased $2.0 million, or 111.1% to $3.8 million from $1.8 million, for the three months ended June 30, 2020 compared to the three months ended June 30, 2019.  Other net revenue includes automated box sizing equipment and non-paper revenue from packaging systems installed in the field. Net revenue was $67.8 million for the three months ended June 30, 2020, a $7.9 million, or 13.2%, increase on a constant currency basis from pro forma net revenue of $59.9 million for the three months ended June 30, 2019 after purchase accounting adjustments of $2.6 million related to deferred revenue in the three months ended June 30, 2019.

Net revenue in North America for the three months ended June 30, 2020 totaled $28.2 million. Net revenue in North America was $9.3 million in the June 2019 Successor Period, $20.2 million in the Second Quarter 2019 Predecessor Period for a combined $29.5 million in the three month period ended June 30, 2019. Net revenue in North America decreased $1.3 million, or 4.4% attributable to a decline in cushioning and void-fill volumes, partially offset by an increase in wrapping sales. Net revenue in North America was $28.2 million for the three months ended June 30, 2020, a $1.6 million, or 5.4%, decrease from pro forma net revenue of $29.8 million for the three months ended June 30, 2019 after purchase accounting adjustments.
Net revenue in Europe/Asia for the three months ended June 30, 2020 totaled $37.9 million. Net revenue in Europe/Asia was $7.0 million in the June 2019 Successor Period, $20.1 million in the Second Quarter 2019 Predecessor Period, for a combined $27.1 million in the three month period ended June 30, 2019. Net revenue in Europe/Asia increased $10.8 million or 39.9% driven primarily by increases cushioning, void-fill, and wrapping product categories. Net revenue in Europe/Asia was $39.6 million for the three months ended June 30, 2020, a $9.5 million, or 31.6%, increase from pro forma net revenue of $30.1 million for the three months ended June 30, 2019 after purchase accounting adjustments and adjusting for constant currency.
Net loss for the three months ended June 30, 2020 was $8.5 million. Net loss was $12.4 million in the June 2019 Successor Period, $15.8 million in the Second Quarter 2019 Predecessor Period, for a combined net loss of $28.2 million in the three months ended June 30, 2019. Net loss decreased $19.7 million, or 69.9%. Net loss was $8.6 million in the three months ended June 30, 2020 compared to pro forma net loss of $8.6 million for the three month period ended June 30, 2019 on a constant currency basis.
Year-to-Date 2020 Highlights

•	Net revenue was $129.5 million, an increase of 5.5% on a combined basis over the prior period

•
Pro forma net revenue increased 3.7%, on a constant currency basis and adjusted for $2.6 million fair-value purchase accounting adjustment related to deferred revenue for user fees and packaging systems and $1.3 million of automation revenue recognition

•	Net loss on for the period of $12.1 million, compared to a net loss of $31.4 million in the prior period, which included discrete costs of $25.0 million related to the Ranpak Business Combination

•	Adjusted EBITDA of $37.1 million, an increase of $0.6 million or 1.6% compared to $36.5 million pro forma Adjusted EBITDA in the prior period
Balance Sheet and Liquidity
Ranpak completed the second quarter of 2020 with a strong liquidity position, including a cash balance of $22.6 million and no borrowings on its $45 million available Revolving Credit Facility.
As of June 30, 2020, the Company had First Lien Term Loan facilities outstanding consisting of $270.9 million USD-denominated term loan and €139.3 million euro-denominated first lien resulting in a Bank Adjusted EBITDA leverage ratio of 4.4x.
The following table presents Ranpak's installed base of protective packaging systems by product line as of June 30, 2020 and 2019:

	June 30, 2020	June 30, 2019	Change	% Change
Protective Packaging Systems	(in thousands)
Cushioning machines	33.1	31.9	1.2	3.8
Void-fill machines	62.9	58.3	4.6	7.9
Wrapping machines	13.5	10.1	3.4	33.7
Total	109.5	100.3	9.2	9.2

Conference Call Information
The Company will host a conference call and webcast at 8:30 a.m. (ET) on Thursday, July 30, 2020. The conference call and earnings presentation will be webcast live at the following link: https://event.on24.com/wcc/r/2393438/477D35316E1AA55818B3F8B138D8847C Investors who cannot access the webcast may listen to the conference call live via telephone by dialing (833) 579-0916 (domestic) or (778) 560-2805 (international) and use the Conference ID: 6676898.
A telephonic replay of the webcast also will be available starting at 11:30 a.m. (ET) on Thursday, June 30, 2020, and ending at 11:59 p.m. (ET) on Thursday, August 6, 2020. To listen to the replay, please dial (800) 585-8367 (domestic) or (416) 621-4642 (international) and use the Conference ID: 6676898.
Note Regarding Forward-Looking Statements
This news release contains “forward-looking statements” within the meaning Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. Statements that are not historical facts, including statements about the parties, perspectives and expectations, are forward-looking statements. In addition, any statements that refer to estimates, projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this news release may include, for example, statements about: our expectations around the performance of the business; our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination; our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business; our public securities’ potential liquidity and trading; the lack of a market for our securities.
The forward-looking statements contained in this news release are based on our current expectations and beliefs concerning future developments and their potential effects on us taking into account information currently available to us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks include, but are not limited to: (1) our inability to secure a sufficient supply of paper to meet our production requirements; (2) the impact of the price of kraft paper on our results of operations;(3) our reliance on third party suppliers; (4) the COVID-19 pandemic and associated response (5) the high degree of competition in the markets in which we operate; (6) consumer sensitivity to increases in the prices of our products; (7) changes in consumer preferences with respect to paper products generally; (8) continued consolidation in the markets in which we operate; (9) the loss of significant end-users of our products or a large group of such end-users; (10) our failure develop new products that meet our sales or margin expectations; (11) our future operating results fluctuating, failing to match performance or to meet expectations; (12) our ability to fulfill our public company obligations; and (13) other risks and uncertainties indicated from time to time in filings made with the SEC
Should one or more of these risks or uncertainties materialize, they could cause our actual results to differ materially from the forward-looking statements. We are not undertaking any obligation to update or revise any forward looking statements whether as a result of new information, future events or otherwise. You should not take any statement regarding past trends or activities as a representation that the trends or activities will continue in the future. Accordingly, you should not put undue reliance on these statements.
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RANPAK HOLDINGS CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME (LOSS)
(in millions, except share and per share data)

	Successor			Predecessor
	Three Months Ended June 30,	Six Months Ended June 30,	June 3, 2019	April 1, 2019	January 1, 2019
	2020	2020	– June 30, 2019	– June 2, 2019	– June 2, 2019
Paper revenue	$52.9	$106.3	$15.7	$33.5	$88.8
Machine lease revenue	9.4	17.9	2.5	5.4	14.4
Other revenue	3.8	5.3	(1.9)	1.4	3.2
Net revenue	66.1	129.5	16.3	40.3	106.4
Cost of goods sold	39.1	75.7	13.0	23.2	61.2
Gross profit	27.0	53.8	3.3	17.1	45.2
Selling, general and administrative expenses	20.7	40.3	4.9	10.0	23.8
Transaction costs	—	—	0.3	7.0	7.4
Depreciation and amortization expense	7.7	15.2	3.0	7.1	17.7
Other operating expense, net	0.7	1.0	0.2	1.2	2.2
Loss from operations	(2.1)	(2.7)	(5.1)	(8.2)	(5.9)
Interest expense	5.5	11.7	8.0	12.1	20.2
Foreign currency (gain) loss	1.4	(0.1)	1.7	(0.2)	(2.2)
Loss before income tax expense	(9.0)	(14.3)	(14.8)	(20.1)	(23.9)
Income tax benefit	(0.5)	(2.2)	(2.4)	(4.3)	(4.9)
Net loss	(8.5)	(12.1)	(12.4)	(15.8)	(19.0)

Loss per share	―	―	―	$(15,807.96)	$(19,195.40)
Weighted average number of shares outstanding	―	―	―	995	995

Two-class method
Earnings per share
Basic	$(0.12)	$(0.17)	$(0.23)	―	―
Diluted	$(0.12)	$(0.17)	$(0.23)	―	―

Weighted average number of shares outstanding - Class A and C
Basic	70,947,868	70,898,813	53,868,925	―	―
Diluted	70,947,868	70,898,813	53,868,925	―	―

Other comprehensive income (loss), before tax
Foreign currency translation adjustments	$3.5	$(0.5)	$4.8	$(0.6)	$(4.0)
Interest rate swap adjustments	(1.6)	(11.7)	—	—	—
Total other comprehensive income (loss), before tax	1.9	(12.2)	4.8	(0.6)	(4.0)
Provision (benefit) for income taxes related to other comprehensive income (loss)	0.1	(2.2)	—	—	—
Comprehensive loss, net of tax	$(6.7)	$(22.1)	$(7.6)	$(16.4)	$(23.0)

RANPAK HOLDINGS CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, except share data)

	June 30, 2020	December 31, 2019
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$22.6	$19.7
Accounts receivable, net	38.3	36.1
Inventories, net	15.6	11.6
Income tax receivable	7.0	1.5
Prepaid expenses and other current assets	2.7	2.5
Total current assets	86.2	71.4

Property, plant and equipment, net	125.4	122.5
Goodwill	448.6	448.8
Intangible assets, net	444.4	458.6
Other assets	3.5	3.1
Total assets	$1,108.1	$1,104.4

Liabilities and Shareholders' Equity
Current liabilities
Accounts payable	$22.5	$12.3
Accrued liabilities and other	16.9	15.5
Current portion of long-term debt	1.6	1.6
Deferred machine fee revenue	2.0	2.5
Total current liabilities	43.0	31.9

Long-term debt	418.2	418.8
Deferred tax liabilities	114.7	115.0
Derivative instruments	16.4	4.6
Other liabilities	1.9	2.3
Total liabilities	594.2	572.6

Commitments and contingencies – Note 13
Shareholders' equity
Class A common stock, $0.0001 par, 200,000,000 shares
authorized at June 30, 2020 and December 31, 2019
Shares issued and outstanding: 64,556,459 and 64,293,741
at June 30, 2020 and December 31, 2019, respectively	—	—
Class C common stock, $0.0001 par, 200,000,000 shares
authorized at June 30, 2020 and December 31, 2019
Shares issued and outstanding: 6,511,293 at June 30, 2020
and December 31, 2019	—	—
Additional paid-in capital	561.7	557.5
Accumulated deficit	(41.2)	(29.1)
Accumulated other comprehensive income (loss)	(6.6)	3.4
Total shareholders' equity	513.9	531.8
Total liabilities and shareholders' equity	$1,108.1	$1,104.4

RANPAK HOLDINGS CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)

	Successor		Predecessor
	Six Months Ended June 30,	June 3, 2019	January 1, 2019
	2020	– June 30, 2019	– June 2, 2019
Cash Flows from Operating Activities
Net loss	$(12.1)	$(12.4)	$(19.0)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	29.6	4.7	26.6
Amortization of deferred financing costs	0.7	0.2	7.5
Loss on disposal of fixed assets	1.0	—	1.0
Deferred income taxes	(0.9)	(0.4)	(7.2)
Loss on derivative contract	—	5.4	—
Currency gain on foreign denominated debt and notes payable	(0.2)	1.7	(2.4)
Amortization of restricted stock units	4.2	0.2	—
Changes in operating assets and liabilities:
(Increase) decrease in receivables, net	(2.6)	0.3	1.8
(Increase) decrease in income tax receivables, net	(5.4)	(1.6)	1.7
(Increase) decrease in inventory	(4.8)	1.1	(1.3)
(Increase) decrease in prepaid expenses and other assets	(0.3)	(0.3)	2.7
Increase (decrease) in accounts payable	10.2	(14.5)	(2.8)
Increase (decrease) in accrued liabilities	2.1	0.3	7.1
Change in other assets and liabilities	0.8	2.0	1.0
Net cash provided by (used in) operating activities	22.3	(13.3)	16.7

Cash Flows from Investing Activities
Capital expenditures:
Converter equipment	(15.1)	(2.5)	(9.9)
Other capital expenditures	(3.1)	(0.2)	(0.6)
Total capital expenditures	(18.2)	(2.7)	(10.5)
Cash paid for acquisitions	—	(944.8)	—
Cash withdrawn from trust account	—	308.1	—
Patent and trademark expenditures	(0.4)	(0.1)	(0.3)
Net cash used in investing activities	(18.6)	(639.5)	(10.8)

Cash Flows from Financing Activities
Proceeds from issuance of term loans and credit facility	—	534.6	—
Proceeds from sale of common stock	—	314.7	—
Shares subject to Redemption	—	(158.3)	—
Financing costs of debt facilities	—	(12.6)	—
Payments on term loans and credit facility	(0.7)	—	(14.4)
Payments of promissory note	—	(4.0)	—
Payment of deferred registration costs	—	(11.3)	—
Net cash provided by (used in) financing activities	(0.7)	663.1	(14.4)

Effect of Exchange Rate Changes on Cash	(0.1)	(0.5)	1.2
Net Increase (Decrease) in Cash and Cash Equivalents	2.9	9.8	(7.3)
Cash and Cash Equivalents, beginning of period	19.7	1.7	17.5
Cash and Cash Equivalents, end of period	$22.6	$11.5	$10.2

Our condensed consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). We have, however, also disclosed below Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") and adjusted EBITDA, which are non-GAAP financial measures. We have included EBITDA and adjusted EBITDA because they are key measures used by our management and board of directors to understand and evaluate our operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. In particular, the exclusion of certain expenses in calculating EBITDA and adjusted EBITDA can provide a useful measure for period-to-period comparisons of our primary business operations. Accordingly, we believe that EBITDA and adjusted EBITDA provide useful information to investors and others in understanding and evaluating the Company's operating results in the same manner as our management and board of directors.
EBITDA and adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. In particular, EBITDA and adjusted EBITDA should not be viewed as substitutes for, or superior to, net income (loss) prepared in accordance with GAAP as a measure of profitability or liquidity. Some of these limitations are:

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and EBITDA and adjusted EBITDA do not reflect all cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

•	EBITDA and adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;

•	adjusted EBITDA does not consider the potentially dilutive impact of equity-based compensation;

•	EBITDA and adjusted EBITDA do not reflect the impact of the recording or release of valuation allowances or tax payments that may represent a reduction in cash available to us;

•	adjusted EBITDA does not take into account any restructuring and integration costs; and

•	other companies, including companies in our industry, may calculate EBITDA and adjusted EBITDA differently, which reduces their usefulness as comparative measures.
EBITDA — EBITDA is a non-GAAP financial measure that we calculate as net income (loss), adjusted to exclude: benefit from (provision for) income taxes; interest expense; and depreciation and amortization.
Adjusted EBITDA — Adjusted EBITDA is a non-GAAP financial measure that we calculate as net income (loss), adjusted to exclude: benefit from (provision for) income taxes; interest expense; depreciation and amortization; stock-based compensation expense; expenses related to the Ranpak Business Combination and, in certain periods, certain other income and expense items.
We also believe that adjusting these non-GAAP measures for comparability between the Predecessor, Successor and Pro Forma periods is useful to the user of our financial statements.
In addition, in our discussion below, we include certain unaudited, non-GAAP pro forma data for the three and six months ended June 30, 2020 and 2019. This data is based on our historical financial statements, adjusted (where applicable) to remove the effect of costs incurred to consummate the Ranpak Business Combination, other one-time costs incurred due to the Company entering into the Ranpak Business Combination and for purchase accounting adjustments related to the Ranpak Business Combination as well as to reflect a constant currency presentation between periods for the convenience of readers. We refer to these data as pro forma data in our discussion. However, such pro forma data have not been prepared in accordance with Article 11 of Regulation S-X. We reconcile this data to our GAAP data for the same period for the three and six months ended June 30, 2020 and 2019.

	Successor
	Three Months Ended June 30, 2020
	As reported	Adjustments(6)	Pro Forma
Net revenue	$66.1	1.7	$67.8
Cost of goods sold	39.1	1.0	40.1
Gross profit	27.0	0.7	27.7
Selling, general and administrative expenses	20.7	0.4	21.1
Depreciation and amortization expense	7.7	0.1	7.8
Other operating expense, net	0.7	0.2	0.9
Income (loss) from operations	(2.1)	—	(2.1)
Interest expense	5.5	—	5.5
Foreign currency (gain) loss	1.4	—	1.4
Loss before income tax expense	(9.0)	—	(9.0)
Income tax provision (benefit)	(0.5)	0.1	(0.4)
Net loss	$(8.5)	$(0.1)	(8.6)

Add(4):
Depreciation and amortization expense - COS			7.4
Depreciation and amortization expense - SG&A			7.7
Interest expense			5.5
Income tax benefit			(0.5)
EBITDA			11.5

Adjustments(5):
Unrealized (gain) loss translation			1.3
Constant currency			0.5
Non-cash impairment losses			0.6
M&A, restructuring, severance			2.3
Amortization of restricted stock units			2.0
Other non-core and non-cash adjustments			0.8
Adjusted EBITDA			$19.0
(see subsequent footnotes)

	Successor	Predecessor
	June 3, 2019 – June 30, 2019	April 1, 2019 – June 2, 2019	Three Months Ended June 30, 2019
	As reported	As reported	Combined	Adjustments(6)		Pro Forma
Net revenue	$16.3	$40.3	$56.6	$3.3	(1)	$59.9
Cost of goods sold	13.0	23.2	36.2	(1.7)	(2)	34.5
Gross profit	3.3	17.1	20.4	5.0		25.4
Selling, general and administrative expenses	4.9	10.0	14.9	(1.1)		13.8
Transaction costs	0.3	7.0	7.3	(7.3)		—
Depreciation and amortization expense	3.0	7.1	10.1	(0.4)		9.7
Other operating expense, net	0.2	1.2	1.4	0.1		1.5
Income (loss) from operations	(5.1)	(8.2)	(13.3)	13.7		0.4
Interest expense	8.0	12.1	20.1	(11.6)		8.5
Foreign currency (gain) loss	1.7	(0.2)	1.5	—		1.5
Loss before income tax expense	(14.8)	(20.1)	(34.9)	25.3		(9.6)
Income tax provision (benefit)	(2.4)	(4.3)	(6.7)	5.7	(3)	(1.0)
Net loss	$(12.4)	$(15.8)	$(28.2)	$19.6		(8.6)

Add(4):
Depreciation and amortization expense - COS						—
Depreciation and amortization expense - SG&A						14.8
Interest expense						8.5
Income tax benefit						(1.0)
EBITDA						13.7

Adjustments(5):
Unrealized (gain) loss translation						1.5
Amortization of restricted stock units						0.2
PE monitoring fees						0.5
(Gain) loss on disposal of machines						0.8
Public company costs						(0.5)
Other non-core and non-cash adjustments						0.6
Adjusted EBITDA						$16.8
(see subsequent footnotes)

	Pro Forma
	Three Months Ended June 30,
	2020	2019	$ Change	% Change
Net revenue	$67.8	$59.9	$7.9	13.2
Cost of goods sold	40.1	34.5	5.6	16.2
Gross profit	27.7	25.4	2.3	9.1
Selling, general and administrative expenses	21.1	13.8	7.3	52.9
Depreciation and amortization expense	7.8	9.7	(1.9)	(19.6)
Other operating expense, net	0.9	1.5	(0.6)	(40.0)
Income (loss) from operations	(2.1)	0.4	(2.5)	(625.0)
Interest expense	5.5	8.5	(3.0)	(35.3)
Foreign currency (gain) loss	1.4	1.5	(0.1)	(6.7)
Loss before income tax expense	(9.0)	(9.6)	0.6	(6.3)
Income tax benefit	(0.4)	(1.0)	0.6	(60.0)
Net loss	(8.6)	(8.6)	—	—

Add(4):
Depreciation and amortization expense - COS	7.4	—	7.4	―
Depreciation and amortization expense - SG&A	7.7	14.8	(7.1)	(48.0)
Interest expense	5.5	8.5	(3.0)	(35.3)
Income tax benefit	(0.5)	(1.0)	0.5	(50.0)
EBITDA	11.5	13.7	(2.2)	(16.1)

Adjustments(5):
Unrealized (gain) loss translation	1.3	1.5	(0.2)	(13.3)
Constant currency	0.5	—	0.5	―
Non-cash impairment losses	0.6	—	0.6	―
M&A, restructuring, severance	2.3	—	2.3	―
Amortization of restricted stock units	2.0	0.2	1.8	900.0
PE monitoring fees	—	0.5	(0.5)	(100.0)
(Gain) loss on disposal of machines	—	0.8	(0.8)	(100.0)
Public company costs	—	(0.5)	0.5	(100.0)
Other non-core and non-cash adjustments	0.8	0.6	0.2	33.3
Adjusted EBITDA	$19.0	$16.8	$2.2	13.1
(see subsequent footnotes)

	Successor
	Six Months Ended June 30, 2020
	As reported	Adjustments(6)	Pro Forma
Net revenue	$129.5	$3.1	$132.6
Cost of goods sold	75.7	1.8	77.5
Gross profit	53.8	1.3	55.1
Selling, general and administrative expenses	40.3	0.7	41.0
Depreciation and amortization expense	15.2	0.2	15.4
Other operating expense, net	1.0	0.4	1.4
Income (loss) from operations	(2.7)	—	(2.7)
Interest expense	11.7	—	11.7
Foreign currency (gain) loss	(0.1)	—	(0.1)
Loss before income tax expense	(14.3)	—	(14.3)
Income tax provision (benefit)	(2.2)	0.1	(2.1)
Net loss	$(12.1)	$(0.1)	(12.2)

Add(4):
Depreciation and amortization expense - COS			14.4
Depreciation and amortization expense - SG&A			15.3
Interest expense			11.7
Income tax benefit			(2.2)
EBITDA			27.0

Adjustments(5):
Unrealized (gain) loss translation			(0.2)
Constant currency			0.6
Non-cash impairment losses			0.8
M&A, restructuring, severance			3.6
Amortization of restricted stock units			4.2
Other non-core and non-cash adjustments			1.1
Adjusted EBITDA			$37.1
(see subsequent footnotes)

	Successor	Predecessor
	June 3, 2019 – June 30, 2019	January 1, 2019 – June 2, 2019	Six Months Ended June 30, 2019
	As reported	As reported	Combined	Adjustments(6)		Pro Forma
Net revenue	$16.3	$106.4	$122.7	$5.2	(1)	$127.9
Cost of goods sold	13.0	61.2	74.2	(0.6)	(2)	73.6
Gross profit	3.3	45.2	48.5	5.8		54.3
Selling, general and administrative expenses	4.9	23.8	28.7	(1.7)		27.0
Transaction costs	0.3	7.4	7.7	(7.7)		—
Depreciation and amortization expense	3.0	17.7	20.7	(0.4)		20.3
Other operating expense, net	0.2	2.2	2.4	0.2		2.6
Income (loss) from operations	(5.1)	(5.9)	(11.0)	15.4		4.4
Interest expense	8.0	20.2	28.2	(11.6)		16.6
Foreign currency (gain) loss	1.7	(2.2)	(0.5)	—		(0.5)
Loss before income tax expense	(14.8)	(23.9)	(38.7)	27.0		(11.7)
Income tax provision (benefit)	(2.4)	(4.9)	(7.3)	5.3	(3)	(2.0)
Net loss	$(12.4)	$(19.0)	$(31.4)	$21.7		(9.7)

Add(4):
Depreciation and amortization expense - COS						—
Depreciation and amortization expense - SG&A						31.0
Interest expense						16.6
Income tax benefit						(2.0)
EBITDA						35.9

Adjustments(5):
Unrealized (gain) loss translation						(0.5)
Amortization of restricted stock units						0.2
PE monitoring fees						1.0
(Gain) loss on disposal of machines						1.0
Public company costs						(1.2)
Other non-core and non-cash adjustments						0.1
Adjusted EBITDA						$36.5
(see subsequent footnotes)

	Pro Forma
	Six Months Ended June 30,
	2020	2019	$ Change	% Change
Net revenue	132.6	127.9	4.7	3.7
Cost of goods sold	77.5	73.6	3.9	5.3
Gross profit	55.1	54.3	0.8	1.5
Selling, general and administrative expenses	41.0	27.0	14.0	51.9
Depreciation and amortization expense	15.4	20.3	(4.9)	(24.1)
Other operating expense, net	1.4	2.6	(1.2)	(46.2)
Income (loss) from operations	(2.7)	4.4	(7.1)	(161.4)
Interest expense	11.7	16.6	(4.9)	(29.5)
Foreign currency (gain) loss	(0.1)	(0.5)	0.4	(80.0)
Loss before income tax expense	(14.3)	(11.7)	(2.6)	22.2
Income tax benefit	(2.1)	(2.0)	(0.1)	5.0
Net loss	(12.2)	(9.7)	(2.5)	25.8

Add(4):
Depreciation and amortization expense - COS	14.4	—	14.4	―
Depreciation and amortization expense - SG&A	15.3	31.0	(15.7)	(50.6)
Interest expense	11.7	16.6	(4.9)	(29.5)
Income tax benefit	(2.2)	(2.0)	(0.2)	10.0
EBITDA	27.0	35.9	(8.9)	(24.8)

Adjustments(5):
Unrealized (gain) loss translation	(0.2)	(0.5)	0.3	(60.0)
Constant currency	0.6	—	0.6	―
Non-cash impairment losses	0.8	—	0.8	―
M&A, restructuring, severance	3.6	—	3.6	―
Amortization of restricted stock units	4.2	0.2	4.0	2,000.0
PE monitoring fees	—	1.0	(1.0)	(100.0)
(Gain) loss on disposal of machines	—	1.0	(1.0)	(100.0)
Public company costs	—	(1.2)	1.2	(100.0)
Other non-core and non-cash adjustments	1.1	0.1	1.0	1,000.0
Adjusted EBITDA	37.1	36.5	0.6	1.6

(1)	Adjust for percentage of completion revenue recognition change.
(2)	Adjust for percentage of completion revenue recognition change for cost of sales.
(3)	Adjust tax provision at 21.0% corporate rate for items adjusted above.
(4)
Reconciliations of EBITDA and Adjusted EBITDA for each period presented are to net (loss) income, the nearest GAAP equivalent, and accordingly include the adjustments shown in the “Adj.” column to net (loss) income of each table.

(5)
Adjustments are related to non-recurring costs such as: unrealized non-cash (gains) losses on translation of the Predecessor debt, private equity monitoring fees, non-cash (gain) loss on the disposal of machines, acquisition costs, severance and a revenue recognition adjustment related to e3NEO acquisition. Certain costs related to being a public company, such as additional staff, legal and accounting costs that were not included in the Predecessor are also included in Adjusted EBITDA.

(6)	Effect of Euro constant currency adjustment to a rate of $1.15 US Dollar to €1.00 as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net revenue	1.7	0.7	3.1	1.2
Cost of goods sold	1.0	0.5	1.8	0.7
Gross profit	0.7	0.2	1.3	0.5
Selling, general and administrative expenses	0.4	0.2	0.7	0.3
Depreciation and amortization expense	0.1	0.1	0.2	0.1
Other operating expense, net	0.2	0.1	0.4	0.2
Income (loss) from operations	—	(0.2)	—	(0.1)
Interest expense	—	—	—	—
Foreign currency loss	—	—	—	—
Loss before income tax expense	—	(0.2)	—	(0.1)
Income tax provision (benefit)	0.1	—	0.1	—
Net loss	(0.1)	(0.2)	(0.1)	(0.1)